                               POWER OF ATTORNEY
                                WITH RESPECT TO
                        iSHARES TRUST and iSHARES, INC.

Know all persons by these presents that Michael A. Latham, a Trustee and President and Chief Executive Officer of iShares Trust (the "Trust") and a Director and President and Chief Executive Officer of iShares, Inc. (the "Company") (together, the "Companies"), whose name and signature appears below, constitutes and appoints, Geoffrey D. Flynn, Jack Gee, Margery K. Neale and Barry P. Barbash, as his attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies of which he is now or is on the date of such filing a Trustee of the Trust or Director of the Company, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and
(iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. Should any of those constituted and appointed as attorneys-in-fact hereby no longer be employed by their respective current employer, this Power of Attorney shall terminate and be void as to such attorney-in-fact.

                                                                    May 1, 2010


 /S/  MICHAEL A. LATHAM
--------------------------
 Name: Michael A. Latham